NUVVE HOLDING CORP.
2488 Historic Decatur Road, Suite 200
San Diego, California 92106

____________, 2026

Dear Holder:
We refer to that certain Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on December 30, 2025 (the “Certificate of Designation”) by Nuvve Holding Corp., a Delaware corporation (the “Company,” “we” or “our”). All terms used but not defined herein have the meanings ascribed to them in the Certificate of Designation.
Section 7(e) of the Certificate of Designation provides that in the event that the Company consummates a Fundamental Transaction while the Preferred Stock is outstanding, each Holder has the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitations set forth in Section 6(d) and Section 6(e) of the Certificate of Designation on the conversion of the Preferred Stock), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to any limitation set forth in Section 6(d) and Section 6(e) of the Certificate of Designation on the conversion of the Preferred Stock). Section 7(e) further provides that if holders of Common Stock are given any choice (the “Option”) as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Preferred Stock following such Fundamental Transaction.
Pursuant to Section 11(e) of the Certificate of Designation, which provides that any waiver by a Holder must be in writing, we hereby request that you, as a Holder, permanently waive any and all rights with respect to Alternate Consideration and the Option, including, but not limited to, such rights as set forth in Section 7(e) of the Certificate of Designation. For clarity, in the event of a Fundamental Transaction, you will be entitled to elect to convert any outstanding shares of Preferred Stock into Common Stock prior to the consummation of such transaction, so as to receive the same treatment as holders of Common Stock. Please countersign this letter to acknowledge your agreement to the aforementioned waiver and return it to us at your earliest convenience.
The waiver contained herein (this “Waiver”) shall apply with respect to the waiver of any and all of your rights to receive Alternate Consideration, including, but not limited to, pursuant to Section 7(e) of the Certificate of Designation and will not affect any other rights under the Certificate of Designation. This Waiver will not be construed as a waiver of or consent to any further or future action on the part of any party thereto that would require the waiver or consent of the other parties, or as a waiver of any other provision of the Certificate of Designation. This Waiver shall apply to, and be binding upon, all future holders of the Preferred Stock upon any transfer to them by the undersigned Holders.
By your return of a countersigned copy of this letter, you (i) acknowledge and agree that the Company is empowered to do any and all things and to take any and all action which in the opinion of the

Company shall be expedient or necessary in order to carry out the Waiver and (ii) hereby represent and warrant to the Company that you have the full right, power and authority to execute and deliver this Waiver.

We appreciate your assistance and thank you in advance for your prompt attention to this matter.
Sincerely,
____________________
Gregory Poilasne
Chief Executive Officer
Nuvve Holding Corp.

The undersigned hereby agrees to this Waiver as of the date set forth below:

[HOLDER]

By:
Name:
Title:

Date: ___________________________________
(Signature page to Nuvve Holding Corp. Waiver)